EXHIBIT 99.1



Conexant editorial contact:                 Conexant investor relations contact:
---------------------------                 ------------------------------------
Carol Thornton                              Mike Cortright
Conexant Systems, Inc.                      Conexant Systems, Inc.
(949) 483-7413                              (949) 483-6773
carol.thornton@conexant.com                 investor.relations@conexant.com



Maker editorial contact:                    Maker investor relations contact:
------------------------                    ------------------------------------
Roman Kichorowsky                           Michael Rubino
Director, Marketing Communications          Vice President of Finance and CFO
Maker Communications                        Maker Communications
(508) 766-3257                              (508) 766-3268
romank@maker.com                            mrubino@maker.com



                    CONEXANT TO ACQUIRE MAKER COMMUNICATIONS

                Combined company will be the leading provider of
                     network processing and physical layer
                         semiconductor products for the
                            Internet infrastructure

NEWPORT BEACH, Calif., December 20, 1999 - Conexant Systems, Inc. (NASDAQ:
CNXT), announced today that it is acquiring Maker Communications (NASDAQ: MAKR), of Framingham, Mass., the industry's leading provider of programmable, high-performance network processors, software solutions and development tools. The combination will create the industry's broadest portfolio of network processor and physical layer semiconductor products for the Internet infrastructure and will enable a level of systems integration unmatched by any other communications semiconductor company.

In an all-stock transaction, which has been approved by the boards of directors of both companies, Maker shareholders will receive 0.66 of a share of Conexant common stock for each share of Maker common stock they own. At Conexant's closing stock price on Friday, December 17, 1999, the transaction is valued at approximately $990 million.

"Maker is a pioneer in the network processor market, with real products, customers and revenue. This acquisition strategically extends Conexant's network access product portfolio into high value, software-intensive, protocol processing applications," said Dwight W. Decker, chairman and chief executive officer of Conexant.

Conexant, through its Network Access Division, provides the industry's broadest portfolio of physical-layer communications products, including asynchronous transfer mode (ATM), T1/E1 and T3/E3 carrier, optical

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networking (SONET/SDH), digital subscriber line (DSL), and multi-service voice and data access concentration.

"Going forward, we expect to provide our customers with an unequaled level of systems integration as we combine our current physical layer products with Maker's higher layer protocol processors to deliver high-performance solutions tailored for the Internet infrastructure, broadband access, and next generation packet-based telecommunications networks," Decker added.

"Combining forces with a market leader that has the product breadth and geographical scope of Conexant gives Maker the opportunity to dramatically expand our network processor business worldwide," said William N. Giudice, president and chief executive officer of Maker Communications. "The combination of our two companies will bring our customers a powerful new partner in designing and supplying the critical product technologies driving broadband Internet services and content to an exploding subscriber base."

The transaction is subject to customary regulatory approvals and the approval of Maker's shareholders. Holders of approximately 35% of Maker's outstanding common stock have executed agreements to vote their shares in favor of the transaction. The acquisition is expected to close within 90 days.

"This transaction will utilize the purchase method of accounting and is expected to be slightly dilutive to our fiscal year 2000 earnings, before one-time charges and goodwill authorization," said Bala Iyer, senior vice president and chief financial officer of Conexant. "We expect, however, that the acquisition will become accretive, on a cash earnings basis, within 12 months after closing the transaction, and we further expect to build the business to an annualized revenue run-rate of $100 million by the end of calendar 2001."

Note To Analysts and Editors

Conexant and Maker Communications will conduct an analyst telephone conference today at 9:00 a.m. EST and a telephone press briefing today at 1:00 p.m. EST. The dial-in numbers for both are (800) 633-8481 (Domestic) and (212) 676-5391 (International). A recorded playback of the analyst teleconference will be available on Dec. 20, 1999, from 8:00 a.m. PST to 7:00 p.m. PST. To access the playback, call (800) 633-8284 (Domestic) or (858) 812-6440 (International); enter reservation number: 13906721.

Safe Harbor Statement

This press release contains statements relating to future results of the company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the company's ability to integrate Maker into its operations; to achieve the synergies

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necessary to produce accretion to cash earnings within 12 months of the close of the transaction; growth of the market for Maker's products as to achieve an annualized revenue run rate of $100 million by the end of 2001; global and market conditions, including, but not limited to, the cyclical nature of the semiconductor industry and the markets addressed by the company's and its customers' products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability and extent of utilization of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the successful implementation of the company's diversification strategy; labor relations of the company, its customers and suppliers; timely completion of Year 2000 modifications by the company and its key suppliers and customers; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Other brands and names contained in this release are the property of their respective owners.

About Conexant

With revenues of approximately $1.5 billion, Conexant is the world's largest independent company focused exclusively on providing semiconductor products and systems solutions for communications electronics. With more than 30 years of experience in developing communications technology, the company draws upon its expertise in mixed-signal processing to deliver integrated systems and semiconductor products for a broad range of communications applications. These products facilitate communications worldwide through wireline voice and data communications networks, cordless and cellular wireless telephony systems, personal imaging devices and equipment, and emerging cable and wireless broadband communications networks. The company aligns its business into five product platforms: Network Access, Wireless Communications, Digital Infotainment, Personal Imaging, and Personal Computing. Conexant is a member of the Nasdaq-100 Index, which represents the largest and most active stocks listed on The Nasdaq Stock Market across major industry groups. For more information, visit Conexant at www.conexant.com.

About Maker Communications

Founded in 1994, Maker Communications, Inc. is a fabless semiconductor company that designs, develops and markets high-performance programmable network processors, development tools and application software for use in a variety of communications systems including routers, switches, edge devices and access products. Maker focuses on emerging high-growth segments of the communications systems market that require sophisticated traffic management and internetworking. The company's MXT3010 Cell Processor and related software target the high performance segment of the

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ATM market. The MXT4000 Traffic Stream Processor family and related software provides a complete solution for building Packet-over-SONET and ATM core networking equipment. The new MXT5100 Edge Stream Processor and software address the growing market for flexible multi-service access equipment. Maker Communications is based in Framingham, Massachusetts, and on the Web at http://www.maker.com.